FORM 8-K/A

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                      AMENDMENT TO APPLICATION OR REPORT

                   Filed pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                         WORTHINGTON INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                               AMENDMENT NO. 1

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed February 20, 1996, as set forth in the pages attached hereto:


                           Item 7: (a), (b) and (c)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereby duly authorized.


                                 WORTHINGTON INDUSTRIES, INC.,
                                 Registrant



                               By: /s/Donald G. Barger, Jr.
                                      ___________________________________
                                      Donald G. Barger, Jr.
                                      Chief Financial  Officer
Dated: 4-19-96

                         WORTHINGTON INDUSTRIES, INC.


                                     INDEX



ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

 (a)  Financial Statements - Dietrich Industries, Inc. and Subsidiaries...3

            Independent Auditors' Report..................................4

            Consolidated Balance Sheet as of December 31, 1995............5

            Consolidated Statement of Income and Retained
            Earnings - Year Ended December 31, 1995.......................6

            Consolidated Statement of Cash Flows -
            Year Ended December 31, 1995..................................7

            Notes to Consolidated Financial Statements....................8


(b)   Unaudited Pro Forma Financial Information -
      Worthington Industries, Inc.........................................12

            Pro Forma Condensed Consolidated
            Statement of Earnings - Year Ended May 31, 1995...............13

            Pro Forma Condensed Consolidated
            Statement of Earnings - Nine months
            Ended February 29, 1996.......................................14

            Notes to Pro Forma Condensed Consolidated
            Financial Statements..........................................15

(c)   Exhibits

      Exhibit 23 -
      Consent of Deloitte & Touche LLP....................................16

DIETRICH INDUSTRIES, INC. AND SUBSIDIARIES


Consolidated Financial Statements for the
Year Ended December 31, 1995, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT







To the Board of Directors and Stockholder of Dietrich Industries, Inc.:


We have  audited  the  accompanying  consolidated  balance  sheet of  Dietrich
Industries, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Dietrich Industries, Inc. and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/Deloitte & Touche LLP


Deloitte & Touche LLP
Pittsburgh, Pennsylvania

February 5, 1996


DIETRICH INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1995
- ---------------------------------------------------------------------------------------------------------------

ASSETS                                                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT ASSETS:                                             CURRENT LIABILITIES:
  Cash and cash equivalents             $   6,545,805         Accounts payable                      $ 12,186,699
  Accounts receivable:                                        Accrued payroll                          1,051,805
    Trade (less allowance for doubtful                        Accrued vacation and holiday pay         1,593,143
      accounts of $750,000)                21,757,383         Accrued real estate and property taxes   1,712,004
    Other                                     290,952         Accrued workers' compensation            1,984,304
  Inventories                              20,566,547         Other accrued expenses                   2,760,022
  Other                                       206,662         Current portion of long-term debt          875,583
                                              -------                                                -----------


          Total current assets             49,367,349                 Total current liabilities       22,163,560
                                           ----------                                                -----------

                                                            LONG-TERM DEBT - Less current portion
                                                              (see Note 5)                            37,175,771

                                                            LIABILITY UNDER STOCK APPRECIATION
PROPERTY, PLANT AND EQUIPMENT - At cost:                      RIGHTS PLAN                              2,475,541
  Land                                      1,438,176
  Buildings and improvements               22,095,916       OTHER LIABILITIES                            336,082
  Warehouse and factory equipment         103,621,627
  Vehicles                                  3,495,385       COMMITMENTS AND CONTINGENCIES
  Office equipment and furniture            2,525,604
                                            ---------
                                                            STOCKHOLDER'S EQUITY:
                                          133,176,708         Common stock, par value $.25 per share;
  Less accumulated depreciation            84,623,645           authorized, 5,000,000 shares; issued
                                         ------------           and outstanding, 4,054,016 shares      1,013,504
                                           48,553,063         Retained earnings                       34,854,754
                                         ------------                                               ------------
OTHER ASSETS                                   98,800                                                 35,868,258
                                         ------------                                               ------------
                                         $ 98,019,212                                               $ 98,019,212
                                         ============                                               ============

See notes to consolidated financial statements.

DIETRICH INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------

NET SALES ....................................................    $ 281,421,215

COST OF SALES (Exclusive of Depreciation
    Shown Separately Below) ..................................      237,500,571
                                                                  -------------

                                                                     43,920,644

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .................       19,515,349

DEPRECIATION EXPENSE .........................................       10,851,536
                                                                  -------------

OPERATING INCOME .............................................       13,553,759

INTEREST EXPENSE .............................................        1,014,016
                                                                  -------------

NET INCOME ...................................................       12,539,743

RETAINED EARNINGS, BEGINNING OF YEAR .........................       62,019,002

STOCKHOLDER DISTRIBUTION .....................................      (39,703,991)
                                                                  -------------

RETAINED EARNINGS, END OF YEAR ...............................    $  34,854,754
                                                                  =============

NET INCOME PER SHARE .........................................    $        3.09
                                                                  =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ...................        4,054,016
                                                                  =============

See notes to consolidated financial statements.

DIETRICH INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ..................................................... $ 12,539,743
  Adjustments  to  reconcile  net income to net cash
    provided by operating activities:
    Depreciation expense .........................................   10,851,536
    Net loss on disposals of property, plant and equipment .......      163,469
    Decrease in accounts receivable ..............................    1,816,847
    Increase in inventories ......................................   (2,077,385)
    Increase in other assets .....................................      (18,422)
    Decrease in accounts payable .................................     (761,821)
    Increase in accrued payroll ..................................      249,039
    Decrease in accrued vacation and holiday pay .................      (50,296)
    Decrease in accrued real estate and property taxes ...........      (26,125)
    Increase in accrued workers' compensation ....................      795,897
    Decrease in other accrued expenses ...........................     (167,262)
    Decrease in liability under stock appreciation rights plan ...     (173,850)
                                                                       --------

     Net cash provided by operating activities .................     23,141,370
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment .................    (10,212,628)
  Proceeds from sale of property, plant and equipment ..........        300,000
                                                                        -------

     Net cash used in investing activities .....................     (9,912,628)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt .................................     25,000,000
  Repayment of long-term debt ..................................     (3,200,718)
  Stockholder distribution .....................................    (39,703,991)
                                                                    -----------

     Net cash used in financing activities .....................    (17,904,709)
                                                                    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS ......................     (4,675,967)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ...................     11,221,772
                                                                     ----------

CASH AND CASH EQUIVALENTS, END OF YEAR .........................   $  6,545,805
                                                                   ============

See notes to consolidated financial statements.

DIETRICH INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------

1.   CHANGE IN OWNERSHIP

          On January 1, 1996, Dietrich Industries, Inc.'s (the "Company") sole stockholder transferred ownership of all of the issued and outstanding common stock of the Company to a charitable remainder annuity trust (the "Trust").

          On February 5, 1996, the Trust sold all issued and outstanding stock of the Company to Worthington Acquisition Corp. ("WAC"), a wholly-owned subsidiary of Worthington Industries, Inc. ("Worthington"), for approximately $146 million.

          On February 5, 1996, WAC arranged for a $177.25 million unsecured note payable to Worthington. WAC used the proceeds to finance the acquisition and to repay $31.25 million outstanding as of February 5, 1996 under the Company's revolving credit and term loan agreement (see
     Note 5).

          Upon consummation of these transactions, WAC merged with and into the Company with the Company being the surviving corporation.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Business Segment Information - The Company is a manufacturer of metal framing products used in the United States construction industry. During 1995, approximately 14 percent of the Company's gross sales was derived from a single customer.

     b. Basis of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances are eliminated.

     c.   Inventories  -  Inventories   are  valued  at  the  lower  of  cost,
          determined using the last-in, first-out method (LIFO), or market.

     d. Depreciation - Depreciation for financial reporting purposes is computed on a straight-line basis.

     e. Tax Status - The Company, at December 31, 1995, was a Subchapter S corporation for federal income tax purposes. Under Subchapter S of the Internal Revenue Code the stockholder, rather than the Company, has the responsibility for federal income taxes and for state income taxes in those states that recognize Subchapter S status. As a result of the transfer of the Company's issued and outstanding common stock to the Trust (see Note 1), the Company's Subchapter S status was by law terminated effective January 1, 1996. As a result, on January 1, 1996, the Company has applied the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and provided deferred income taxes for differences in the basis for tax purposes and the basis for financial accounting purposes of recorded assets and liabilities, principally, depreciable property, the allowance for bad debts, inventory, and certain liabilities for employee-related expenses. A net deferred income tax liability of approximately $3.2 million would have been recorded at December 31, 1995 had the Company's tax status changed as of that date.

     f. Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers tax-exempt bonds with a seven-day put at par value, and money market investments to be cash equivalents.

     g. Recoverability of Long-Lived Assets - The Company assesses the recoverability of long-lived assets by determining whether the depreciation of the assets over their remaining lives can be recovered through undiscounted future operating cash flows of the Company. The amount of the impairment, if any, is measured based on discounted projected future operating cash flows using a discount rate reflecting the Company's average cost of funds.

     h. Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVENTORIES

     Inventories consist of the following:

       Raw materials ................................. $18,823,905
       Work-in-process ...............................  16,306,826
       Finished goods ................................   6,993,532
                                                       -----------

                                                        42,124,263
       Less LIFO reserve .............................  21,557,716
                                                       -----------
                                                       $20,566,547
                                                      ============

     1995 net income was increased by approximately $430,000 as a result of liquidations of LIFO inventory layers.

4.   PROVISION FOR DEPRECIATION

     Depreciation of plant and equipment is computed based on the following estimated service lives:

                                                            Years
                                                           -------
            Buildings and improvements .................... 15-40
            Warehouse and factory equipment ...............  3-10
            Vehicles ......................................  5-7
            Office equipment and furniture ................  5-7

5.   LONG-TERM DEBT

     Long-term debt consists of the following:

       Revolving credit agreement borrowings, unsecured,
        6.70%, due 1999 .......................................... $25,000,000

       Unsecured term loan, 6.72%, due 1999 ......................  11,250,000

       Mortgage note, 5.50%, due 1997 ............................   1,440,000

       Other .....................................................     361,354
                                                                   -----------
                                                                    38,051,354
       Less current portion ......................................     875,583
                                                                   -----------
                                                                   $37,175,771
                                                                   ===========

     On February 5, 1996, the Company repaid $5 million of the unsecured term loan. Concurrently, the Company used proceeds of a note payable to Worthington (see Note 1) to repay the remaining balance outstanding of $31.25 million under the unsecured term loan and revolving credit agreement. The terms of the note payable to Worthington are based on the terms of borrowings of a like amount by Worthington from a group of banks. The entire balance of the borrowings by Worthington is due November 1, 1996. At Worthington's option, the amount outstanding under the note bears interest at (i) the greater of the Federal Funds Rate plus .5% or the prime rate or (ii) LIBOR plus .2% to .325% based on certain financial ratios. Interest is payable quarterly. Borrowings under the revolving credit and term loan agreement bore interest, at the Company's option, at the prime rate, the certificate of deposit rate plus .625% to 1.25%, Euro-Rate plus .5% to 1% or the As Offered Rate. Total interest paid on all debt during 1995 was approximately $948,000.

     The combined aggregate amount of maturities of all long-term borrowings existing at December 31, 1995 considering the effects of the repayments in February 1996 discussed above, are as follows: 1996 - $37,125,583 and 1997 - $925,771.

6.   OPERATING LEASES

     The Company leases certain manufacturing facilities and office space under noncancelable lease agreements. The lease periods range from 5 to 10 years and all leases contain renewal options. Total expense under these lease agreements was $1,164,545 in 1995.

     The future minimum lease payments for all noncancelable operating leases are as follows: 1996 - $1,077,824; 1997 - $1,033,961; 1998 - $833,242;
     1999 - $567,629; 2000 - $389,436; thereafter - $1,380,659.

7.   STOCK APPRECIATION RIGHTS PLAN

     The Company maintains a Stock Appreciation Rights Plan which provides deferred compensation benefits to certain key employees. On December 31, 1995, the stock appreciation rights were held by 63 employees. The values assigned to the rights at the dates of grant ranged from $3.85 to $20.797 per share. During 1995, 9,800 rights were granted, 3,500 rights were canceled, and 51,100 rights were exercised at $20.797 per share. At December 31, 1995 the number of stock appreciation rights vested was 102,332.

     Under the provisions of APB No. 25, the Company expenses the increase in the value of the stock appreciation rights resulting from changes in the Adjusted Book Value (as defined in the plan document) of its common stock. Total expense for the year ended December 31, 1995 was not material.

     As a result of the sale of the Company's stock discussed in Note 1, all rights became fully vested and all holders, to receive cash for their rights, must exercise their rights within 90 days of the date of the sale by notifying the Company. At the date of the sale there were 153,132 stock appreciation rights outstanding with a fair value of $48.86 per right. The estimated total cash payment that would be due to holders of rights upon their exercise is approximately $6,000,000.

8.   DEFINED CONTRIBUTION RETIREMENT PLANS

     The Company maintains purchased money retirement plans for various employee groups represented by collective bargaining agreements. Total expense for the year ended December 31, 1995 was approximately $363,200.

     The Company maintains a profit-sharing retirement plan for all of its salaried employees. Annual contributions to the plan are determined at the discretion of the Board of Directors. Total expense for the year ended December 31, 1995 was approximately $743,800.

9.   OTHER COMMITMENTS

     The Company is required to maintain letters of credit in the aggregate amount of approximately $4 million under the terms of its workers' compensation insurance policies. At December 31, 1995, there were no amounts drawn under these facilities.

                                   * * * * *

                         WORTHINGTON INDUSTRIES, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

The following unaudited pro forma condensed consolidated statements of income for the twelve months ended May 31, 1995 and the nine months ended February 29, 1996 give effect to the purchase by Worthington Industries, Inc. of the stock of Dietrich Industries, Inc. as if the transaction occurred at the beginning of each period presented. The pro forma adjustments to the pro forma condensed consolidated statements of income for the twelve months ended May 31, 1995 and the nine months ended February 29, 1996, assume the transaction occurred on June 1, 1994 and June 1, 1995, respectively. Actual closing occurred on February 5, 1996.

The pro forma financial information is based on the historical consolidated financial statements of Worthington Industries, Inc. and the historical financial information of Dietrich Industries, Inc. and should be read in conjunction with such financial statements and accompanying notes. The purchase method of accounting was used to prepare the pro forma financial statements using the purchase price established in the stock purchase agreement and estimated fair values of the net assets. The actual purchase accounting adjustments to reflect the fair values of the net assets will be based on management's evaluation, therefore the adjustments that have been used in the pro forma condensed consolidated financial information are subject to change pending the final allocation of the purchase price.

In accordance with Regulation S-X Rule 11-02(c)(1), a pro forma condensed consolidated balance sheet giving effect to the acquisition of the stock of Dietrich has not been included in this filing, since the transaction has been reflected in the condensed consolidated balance sheet of Worthington Industries, Inc. in the Company's quarterly report on Form 10Q for the quarter ended February 29, 1996.

The pro forma financial information does not purport to be indicative of the results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated nor the results of operations which will be reported in the future.


                         WORTHINGTON INDUSTRIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                            YEAR ENDED MAY 31, 1995
                                  (Unaudited)
                       (In Thousands, Except Per Share)



                                Worthington        Dietrich               Pro Forma
                             Industries, Inc.   Industries, Inc.   Adjustment     Combined
                                                     (A)
- -------------------------------------------------------------------------------------------
Net sales                        $1,483,569       $285,362                       $1,768,931
Cost of goods sold                1,244,633        250,923         $(7,053)(1)    1,488,503
                                  ---------        -------         --------       ---------
Gross Margin                        238,936         34,439           7,053          280,428

Selling, general &
 administrative expense              85,102         19,540           2,149(2)       106,791
                                     ------         ------           -----          -------
Operating Income                    153,834         14,899           4,904          173,637

Other income (expense):
   Miscellaneous income                 573            433                            1,006
   Interest expense                  (6,036)          (995)        (10,705)(3)      (17,736)
   Equity in net income
     of unconsolidated
     affiliates                      38,327                                          38,327
                                     ------     ----------       ---------           ------
Earnings Before Income Taxes        186,698         14,337          (5,801)         195,234

Income taxes                         70,012                          4,763(4)        74,775
                                     ------     ----------        --------          -------
Net Earnings                       $116,686        $14,337        $(10,564)        $120,459
                                   ========     ==========       =========         ========


Average Common Shares Outstanding    90,730                                          90,730


Earnings Per Common Share             $1.29                                           $1.33
                                      -----                                           -----

(A) These statements have been adjusted to conform accounting policies (inventory costing from LIFO to FIFO) and the fiscal year of Dietrich to that of Worthington.


See accompanying notes to the pro forma condensed consolidated financial statements.


                         WORTHINGTON INDUSTRIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED FEBRUARY 29, 1996
                                  (Unaudited)
                       (In Thousands, Except Per Share)


                                Worthington        Dietrich               Pro Forma
                             Industries, Inc.   Industries, Inc.   Adjustment     Combined
                                                     (A)
- -------------------------------------------------------------------------------------------
Net sales                        $1,040,504       $182,977                       $1,223,481
Cost of goods sold                  886,199        163,274         $(4,089)(1)    1,045,384
                                    -------        -------         -------       ----------
 Gross Margin                       154,305         19,703           4,089          178,097

Selling, general &
  administrative expense             65,307         11,034           1,433(2)        77,774
                                     ------         ------           -----           ------
 Operating Income                    88,998          8,669           2,656          100,323

Other income (expense):
   Miscellaneous income (expense)       854           (220)                             634
   Interest expense                  (4,666)          (774)         (7,026)(3)      (12,466)
   Equity in net income of
     unconsolidated
     affiliates                      24,561                                          24,561
                                     ------     ----------       ---------           ------
 Earnings Before Income Taxes       109,747          7,675          (4,370)         113,052

Income taxes                         41,155                          2,144(4)        43,299
                                     ------     ----------       ---------          -------
 Net Earnings                       $68,592         $7,675         $(6,514)         $69,753
                                    =======         ======         ========         =======


Average Common Shares Outstanding    90,810                                          90,810


Earnings Per Common Share              $.76                                            $.77
                                       ----                                     ----


(A) These statements have been adjusted to conform accounting policies (inventory costing from LIFO to FIFO) and the fiscal year of Dietrich to that of Worthington.


See accompanying notes to the pro forma condensed consolidated financial statements.

                         WORTHINGTON INDUSTRIES, INC.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)


(1) To eliminate historic depreciation expense of Dietrich and record depreciation on the estimated fair market value of the fixed assets over extended remaining lives.

(2) To record goodwill amortization on a straight line basis over an estimated useful life of 40 years.

(3) To eliminate Dietrich's interest expense for debt to be repaid and to record interest expense at 6.5% on the $180 million borrowed by Worthington to purchase Dietrich.

(4)  To adjust the estimated consolidated effective tax rate.